CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (Form F-1 No. 333-159607) of AutoChina International Limited (formerly known as Spring Creek Acquisition Corp.) of our report dated November 26, 2008, related to the financial statements of AutoChina Group Inc. (formerly known as Auto China (Cayman) Limited) and subsidiaries as of December 31, 2007 and 2006 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California
October 12, 2009